Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS RECORD REVENUES, NET INCOME, ADJUSTED EBITDA AND EPS

FOR THE SECOND QUARTER OF 2018

Plano, TX, August 8, 2018 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and six months ended June 30, 2018.

Cinemark Holdings, Inc.’s total revenues for the three months ended June 30, 2018 increased 18.3% to $889.0 million compared to $751.2 million for the three months ended June 30, 2017. For the three months ended June 30, 2018, admissions revenues increased 13.1% to $508.9 million and concession revenues increased 16.4% to $305.3 million. For the three months ended June 30, 2018, attendance increased 10.1% to 76.4 million patrons, average ticket price increased 2.8% to $6.66 and concession revenues per patron increased 5.8% to $4.00.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2018 was $82.1 million compared to $51.2 million for the three months ended June 30, 2017. Diluted earnings per share for the three months ended June 30, 2018 was $0.70 compared to $0.44 for the three months ended June 30, 2017.

Adjusted EBITDA for the three months ended June 30, 2018 increased 29.8% to $221.6 million compared to $170.7 million for the three months ended June 30, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

Mark Zoradi, Cinemark’s Chief Executive Officer, stated, “We are thrilled to have delivered multiple records across all revenue categories, net income, and Adjusted EBITDA. I commend our Cinemark team for capitalizing on second quarter film content strength and continuing to advance our strategic initiatives to achieve these results. Given the all-time high box office that the North American industry celebrated in the second quarter and first half of the year, we remain bullish on full-year 2018 box office potential, while our enthusiasm for the 2019 film slate continues to grow.”

Cinemark Holdings, Inc.’s total revenues for the six months ended June 30, 2018 increased 9% to $1,669.0 million compared to $1,530.8 million for the six months ended June 30, 2017. For the six months ended June 30, 2018, admissions revenues increased 3.8% to $961.5 million and concession revenues increased 6.9% to $567.1 million. For the six months ended June 30, 2018, attendance increased 0.8% to 144.9 million patrons, average ticket price increased 2.9% to $6.64 and concession revenues per patron increased 6.0% to $3.91.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2018 was $144.2 million compared to $131.0 million for the six months ended June 30, 2017. Diluted earnings per share for the six months ended June 30, 2018 was $1.23 compared to $1.12 for the six months ended June 30, 2017.

Adjusted EBITDA for the six months ended June 30, 2018 increased 8.5% to $415.0 million compared to $382.6 million for the six months ended June 30, 2017. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

As of June 30, 2018, the Company’s aggregate screen count was 5,998 and the Company had commitments to open 8 new theatres and 59 screens during the remainder of 2018 and 16 new theatres and 146 screens subsequent to 2018.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com . A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 539 theatres with 5,998 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of June 30, 2018. For more information go to investors.cinemark.com .

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 23, 2018. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Statement of income data:
Revenues
Admissions	$508,870	$449,880	$961,494	$926,349
Concession	305,306	262,322	567,078	530,546
Other	74,877	38,993	140,452	73,910

Total revenues	889,053	751,195	1,669,024	1,530,805
Cost of operations
Film rentals and advertising	287,206	246,556	528,121	499,374
Concession supplies	51,033	41,839	91,857	83,939
Salaries and wages	100,344	89,812	193,502	174,013
Facility lease expense	81,190	82,388	163,281	166,650
Utilities and other	115,602	91,053	225,034	179,410
General and administrative expenses	43,031	37,834	85,415	76,050
Depreciation and amortization	64,290	59,137	128,685	116,493
Impairment of long-lived assets	2,788	4,301	3,379	4,574
Loss on disposal of assets and other	16,901	54	20,840	888

Total cost of operations	762,385	652,974	1,440,114	1,301,391

Operating income	126,668	98,221	228,910	229,414
Interest expense	(28,466)	(26,522)	(55,581)	(52,891)
Loss on debt amendments	—	(246)	(1,484)	(246)
Interest income	2,862	1,380	5,100	2,713
Foreign currency exchange gain (loss)	(5,199)	(155)	(3,821)	1,434
Distributions from NCM	3,424	2,772	9,782	9,560
Interest expense - NCM	(4,913)	—	(9,892)	—
Equity in income of affiliates	6,414	5,805	15,050	15,865

Income before income taxes	100,790	81,255	188,064	205,849
Income taxes	18,326	29,445	43,423	73,845

Net income	$82,464	$51,810	$144,641	$132,004
Less: Net income attributable to noncontrolling interests	329	571	485	1,037

Net income attributable to Cinemark Holdings, Inc.	$82,135	$51,239	$144,156	$130,967

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders
Basic	$0.70	$0.44	$1.23	$1.12

Diluted	$0.70	$0.44	$1.23	$1.12

Weighted average shares outstanding - Diluted	116,268	116,072	116,238	116,020

Other Operating Data

(unaudited, in thousands)

	As of	As of
	June 30,	December 31,
	2018	2017
Balance sheet data:
Cash and cash equivalents	$504,712	$522,547
Theatre properties and equipment, net	$1,817,737	$1,828,054
Total assets	$4,455,238	$4,470,893
Long-term debt, including current portion, net of unamortized debt issue costs	$1,782,766	$1,787,480
Equity	$1,463,810	$1,405,688

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended June 30,			Three Months Ended June 30,			Constant Currency (1)		Three Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Revenues
Admissions revenues	$408.9	$335.0	22.1%	$100.0	$114.9	(13.0)%	$111.7	(2.8)%	$508.9	$449.9	13.1%
Concession revenues	$249.6	$197.3	26.5%	$55.7	$65.0	(14.3)%	$61.5	(5.4)%	$305.3	$262.3	16.4%
Other revenues	$50.5	$18.9	167.2%	$24.3	$20.1	20.9%	$27.7	37.8%	$74.8	$39.0	91.8%
Total revenues	$709.0	$551.2	28.6%	$180.0	$200.0	(10.0)%	$200.9	0.4%	$889.0	$751.2	18.3%
Attendance	50.6	43.0	17.7%	25.8	26.4	(2.3)%			76.4	69.4	10.1%
Average ticket price	$8.08	$7.79	3.7%	$3.88	$4.35	(10.8)%	$4.33	(0.5)%	$6.66	$6.48	2.8%
Concession revenues per patron	$4.93	$4.59	7.4%	$2.16	$2.46	(12.2)%	$2.38	(3.3)%	$4.00	$3.78	5.8%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended		Three Months Ended			Three Months Ended
	June 30,		March 31,			June 30,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Cost of Operations
Film rentals and advertising	$238.7	$190.4	$48.4	$56.2	$54.3	$287.1	$246.6
Concession supplies	$38.4	$27.8	$12.7	$14.0	$14.0	$51.1	$41.8
Salaries and wages	$79.4	$66.7	$21.0	$23.1	$24.0	$100.4	$89.8
Facility lease expense	$61.0	$59.9	$20.2	$22.4	$22.1	$81.2	$82.3
Utilities and other	$83.7	$61.1	$31.9	$29.9	$36.0	$115.6	$91.0

	U.S. Operating Segment			International Operating Segment					Consolidated
	Six Months Ended June 30,			Six Months Ended June 30,			Constant Currency (1)		Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change	2018	% Change	2018	2017	% Change
Revenues
Admissions revenues	$758.2	$691.2	9.7%	$203.3	$235.2	(13.6)%	$219.4	(6.7)%	$961.5	$926.4	3.8%
Concession revenues	$453.4	$400.7	13.2%	$113.7	$129.8	(12.4)%	$121.6	(6.3)%	$567.1	$530.5	6.9%
Other revenues	$93.8	$36.9	154.2%	$46.6	$37.0	25.9%	$51.5	39.2%	$140.4	$73.9	90.0%
Total revenues	$1,305.4	$1,128.8	15.6%	$363.6	$402.0	(9.6)%	$392.5	(2.4)%	$1,669.0	$1,530.8	9.0%
Attendance	95.2	89.5	6.4%	49.7	54.2	(8.3)%			144.9	143.7	0.8%
Average ticket price	$7.96	$7.72	3.1%	$4.09	$4.34	(5.8)%	$4.41	1.6%	$6.64	$6.45	2.9%
Concession revenues per patron	$4.76	$4.48	6.2%	$2.29	$2.39	(4.2)%	$2.45	2.5%	$3.91	$3.69	6.0%

	U.S. Operating Segment		International Operating Segment			Consolidated
	Six Months Ended		Six Months Ended			Six Months Ended
	June 30,		June 30,			June 30,
	2018	2017	2018	2017	Constant Currency (1) 2018	2018	2017
Cost of Operations
Film rentals and advertising	$431.6	$386.8	$96.5	$112.6	$104.5	$528.1	$499.4
Concession supplies	$66.9	$55.9	$25.0	$28.0	$26.8	$91.9	$83.9
Salaries and wages	$151.1	$129.9	$42.4	$44.1	$46.7	$193.5	$174.0
Facility lease expense	$122.0	$121.3	$41.3	$45.3	$43.8	$163.3	$166.6
Utilities and other	$162.7	$121.1	$62.3	$58.3	$68.1	$225.0	$179.4

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2017. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results.    We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Segment Information, Continued

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
U.S.	$712,483	$554,929	$1,312,128	$1,136,138
International	179,979	199,926	363,607	401,994
Eliminations	(3,409)	(3,660)	(6,711)	(7,327)

Total revenues	$889,053	$751,195	$1,669,024	$1,530,805

Adjusted EBITDA (1)
U.S.	$188,411	$129,394	$344,255	$294,048
International	33,192	41,285	70,778	88,511

Total Adjusted EBITDA (1)	$221,603	$170,679	$415,033	$382,559

Capital expenditures
U.S.	$59,675	$77,175	$129,646	$155,992
International	22,751	14,438	32,943	26,808

Total capital expenditures	$82,426	$91,613	$162,589	$182,800

(1)

Adjusted EBITDA represents net income before income taxes, interest expense, other (income) expense, loss on debt amendments, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on disposal of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$82,464	$51,810	$144,641	$132,004
Add (deduct):
Income taxes	18,326	29,445	43,423	73,845
Interest expense	28,466	26,522	55,581	52,891
Other (income) expense	836	(7,030)	(6,437)	(20,012)
Loss on debt amendments	—	246	1,484	246
Other cash distributions from equity investees (2)	3,932	2,870	16,255	14,919
Depreciation and amortization	64,290	59,137	128,685	116,493
Impairment of long-lived assets	2,788	4,301	3,379	4,574
Loss on disposal of assets and other	16,901	54	20,840	888
Deferred lease expenses - theatres (3)	(217)	(120)	(468)	(234)
Deferred lease expenses - projectors (4)	(232)	(255)	(464)	(488)
Amortization of long-term prepaid rents (3)	597	496	1,236	989
Share based awards compensation expense (5)	3,452	3,203	6,878	6,444

Adjusted EBITDA	$221,603	$170,679	$415,033	$382,559

(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in utilities and other.
(5)	Non-cash expense included in general and administrative expenses.